      As filed with the Securities and Exchange Commission on April 1, 2005

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MOVIE STAR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEW YORK                                              13-5651322
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                  1115 Broadway
                            New York, New York 10010
          (Address of Principal Executive Offices, including Zip Code)

                          2000 PERFORMANCE EQUITY PLAN
                            (Full Title of the Plans)

                                  MELVYN KNIGIN
                 Chairman, President and Chief Executive Officer
                                Movie Star, Inc.
                                  1115 Broadway
                            New York, New York 10010
                                 (212) 684-3400
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:
                              PETER M. ZIEMBA, ESQ.
                                 Graubard Miller
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                                PROPOSED
                                                                        PROPOSED MAXIMUM        MAXIMUM
                                                     AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                REGISTERED (1)            SHARE          OFFERING PRICE   REGISTRATION FEE
===============================================================================================================================

Common Stock issuable upon exercise of options                 50,000       $0.625(2)            $411,530.00            $48.44
granted and outstanding under the Registrant's                100,000      $0.6875(2)
2000 Performance Equity Plan ("2000 Plan")(2)                  40,000       $0.875(2)
                                                              100,000      $1.0625(2)
                                                               75,000       $1.40(2)
                                                               48,000       $1.36(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of awards                 337,000       $0.93(3)             $313,410.00            $36.89
that may be granted under the 2000 Plan
-------------------------------------------------------------------------------------------------------------------------------
                                                                           TOTAL                 $724,940.00            $85.33
===============================================================================================================================

(1)  Represents the maximum number of shares of common stock that may be issued by us under the 2000 Plan. Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of each of such plans.

(2)  Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the Plan, in accordance with
     Rule 457(h) promulgated under the Securities Act of 1933, as amended
     ("Securities Act").

(3)  Based on the last sale price of our common stock on March 31, 2005, as reported by the American Stock Exchange, in accordance with Rules 457(c)
     and 457(h) promulgated under the Securities Act.

                              ---------------------

     In accordance with the provisions of Rule 462 promulgated under the
Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission ("SEC").

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*    Information required by Part I to be contained in the Section 10(a)
     prospectus is omitted from this Registration Statement in accordance with
     Rule 428 under the Securities Act, and the Note to Part I of the
     Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by us with the SEC are incorporated by reference in this Registration Statement:

     o    Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC pursuant to Section 13(a) of the Securities
          Exchange Act of 1934, as amended ("Exchange Act");

     o    Quarterly Reports on Form 10-Q for the quarters ended September 30,
          2004 and December 31, 2004, filed with the SEC pursuant to Section
          13(a) of the Exchange Act;

     o    Proxy Statement, dated October 25, 2004;

     o    Current Report on Form 8-K, dated December 6, 2004, filed with the SEC on December 14, 2004;

     o    Current Report on Form 8-K, dated December 10, 2004, filed with the
          SEC on December 15, 2004; and

     o    The description of the Common Stock contained in Registrant's
          Registration Statement on Form S-14 (File No. 2-70365), filed pursuant to Section 12(b) of the Exchange Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, is deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement is modified or superseded for all purposes to the extent that a statement contained in this
Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Our common stock is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 721 through 726, inclusive, of the Business Corporation Law of New
York ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

     Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the
BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

     In addition, Article 8 of the Registrant's Restated Certificate of
Incorporation provides for indemnification of directors and officers of the
Registrant to the fullest extent permitted by law, as now in effect or later amended. The Registrant currently provides liability insurance for each director and certain officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the
Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Exhibit No.     Description
     -----------     -----------
     4.1             2000 Performance Equity Plan*

     5.1             Opinion of Graubard Miller*

     23.1            Consent of Independent Registered Public Accounting Firm*

     23.2            Consent of Independent Registered Public Accounting Firm*

     23.3            Consent of Graubard Miller (included in Exhibit 5.1)*

     24.1            Powers of Attorney (included on the signature page to this
                     Registration Statement)*

* Filed Herewith

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining liability under the
Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of
March, 2005.

                                             MOVIE STAR, INC.

                                             By: /s/ Melvyn Knigin
                                                 -------------------------------
                                                 Melvyn Knigin
                                                 Chairman, President and Chief
                                                 Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvyn Knigin, Saul Pomerantz or Thomas Rende his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Melvyn Knigin
--------------------------   Chairman, President and Chief        March 31, 2005
Melvyn Knigin                Executive Officer

/s/ Saul Pomerantz
--------------------------   Executive Vice President;            March 31, 2005
Saul Pomerantz               Chief Operating Officer;
                             Secretary & Director

/s/ Thomas Rende
--------------------------   Chief Financial Officer (Principal   March 31, 2005
Thomas Rende                 Financial & Accounting Officer)
                             and Director

/s/ Joel M. Simon
--------------------------   Director                             March 31, 2005
Joel M. Simon

/s/ Michael A. Salberg
--------------------------   Director                             March 31, 2005
Michael A. Salberg

/s/ Peter Cole
--------------------------   Director                             March 31, 2005
Peter Cole

/s/ John L. Eisel
--------------------------   Director                             March 31, 2005
John L. Eisel

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

 4.1              2000 Performance Equity Plan*

 5.1              Opinion of Graubard Miller*

 23.1             Consent of Independent Registered Public Accounting Firm*

 23.2             Consent of Independent Registered Public Accounting Firm*

 23.3             Consent of Graubard Miller (included in Exhibit 5.1)*

 24.1             Powers of Attorney (included on the signature page to this
                  Registration Statement)*

* Filed Herewith